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                                                                        EX-99.C6


March 23, 2000

ReliaStar Life Insurance Company of New York
1000 Woodbury Lane, Suite 102
Woodbury, NY 11797

Madam/Sir:

This opinion is furnished in connection with the registration by ReliaStar Life Insurance Company of New York of a flexible premium variable life insurance policy (the "Contract") under the Securities Act of 1933, as amended. The Contract, including variations thereof used in various states, is described in the Prospectus constituting a part of the Registration Statement on Form S-6, as amended through and including Post-Effective Amendment No. 5 thereto, File No. 333-19123.

The form of Contract was reviewed by me, and I am familiar with the Registration Statement and Exhibits thereto.

In my opinion:

     The illustrations of Accumulation Values, Surrender Charges, Cash Surrender Values, and Death Benefits, shown in this Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 as Exhibit 1.A.(5)(b) based on the assumptions stated in the illustrations, are consistent with the provisions of the Contract. The rate structure of the Contract has not been designed so as to make the relationship between premiums and benefits, as show in the illustrations, appear more favorable to prospective purchasers of a Contract for a male age 40 nonsmoker Rate Class than to prospective purchasers to the Contract for other ages or rate classes, or for females. In any state where charges cannot be based upon the insured's sex, the rate structure of the Contract has not been designed so as to make the relationship between premium and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of the Contract for an insured age 40 than to prospective purchasers of the Contract for other ages or Rate Classes.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Experts" in the Prospectus constituting a part of the Registration Statement.

Sincerely,

/s/ Steve West
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Steve West, FSA, MAAA
Assistant Vice President and Actuary